Exhibit 1.1

CLEARSIGN TECHNOLOGIES CORPORATION

2,250,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 20, 2020

National Securities Corporation
200 Vesey Street, 25th Floor
New York, NY 10281

Dear Sirs:

1.	Introductory. ClearSign Technologies Corporation, a Washington corporation (the “Company”), proposes to sell to National Securities Corporation, as underwriter (the “Underwriter”) under this agreement (the “Agreement”), 2,250,000 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (the “Firm Shares”). In addition, the Company proposes to grant to the Underwriter an option to purchase up to 337,500 additional shares of Common Stock on the terms set forth in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively referred to as the “Securities.” This Agreement is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.

2.	Representations and Warranties of the Company. The Company represents and warrants to the Underwriter, as of the date hereof and as of the Closing Date (as defined below), and agrees with the Underwriter, that:

(a) Filing of Registration Statement. The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-232402), which became effective on July 12, 2019, relating to the Securities and the offering thereof (the “Offering”) in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference.

(b) Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending use of the Registration Statement or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. As used in this Agreement:

(1)        “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time.

(2)        “Disclosure Package” means (i) the Base Prospectus, (ii) the Prospectus most recently filed with the Commission before the Time of Sale, including any preliminary prospectus deemed to be a part thereof, (iii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Time of Sale and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations) and (iv) the information included on Schedule II hereto all considered together.

(3)       “Final Prospectus” means the final prospectus supplement to the Base Prospectus relating to the Securities in the form it was first filed with the Commission pursuant to Rules 424(b) and 430B of the Rules and Regulations in the form heretofore delivered to the Underwriter.

(4)        “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(5)        “Prospectus” means the Final Prospectus, or any preliminary prospectus supplement or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus.

(6)        “Time of Sale” means 8:30 a.m., New York time, on the date of this Agreement.

(c) Contents of Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Sale and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Securities (the “Prospectus Delivery Period”), will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, that the Company makes no representation or warranty in this Section 2(c) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17 hereof).

(d) Contents of Prospectus. The Final Prospectus will comply, as of the date that it is filed with the Commission, the date of its delivery to prospective purchasers and at all times during the Prospectus Delivery Period, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the date the Final Prospectus is filed with the Commission and ends at the end of the Prospectus Delivery Period will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e) Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, were filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Disclosure Package. The Disclosure Package, as of the Time of Sale, complied in all material respects, with the requirements of the Securities Act and the Rules and Regulations, and did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this Section 2(f) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(g) Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus and each Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by the Underwriter.

(h) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided, that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(i) Not an Ineligible Issuer. (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Securities Act.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Authorization of the Common Stock. The Securities to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(l) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights that would permit such persons to have any equity or debt securities registered for sale under the Registration Statement or included in the Offering contemplated by this Agreement, except for such rights as have been duly waived.

(m) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business: and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock. For the purposes of this section, a Material Adverse Change in the Company’s prospects shall include an event, development or transaction, or a series of any one or more of the foregoing, that materially adversely affects the Company’s future business or financial prospects, taken as a whole, as such business or financial prospects are publicly disclosed by the Company from time to time.

(n) Independent Accountants. Gumbiner Savett Inc., who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(o) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated within the Registration Statement and Disclosure Package and included in the Prospectus comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly in all material respects the consolidated financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in or incorporated in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement.

(p) Controls over Financial Reporting. The Company and each of its subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company and each of its subsidiaries maintain internal accounting controls designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the balance sheet of the Company and its consolidated subsidiaries audited by Gumbiner Savett Inc., included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, there were no material weaknesses in the Company’s internal controls.

(q) Controls and Procedures. (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(r) Annual Report. Since the date of the latest audited financial statements of the Company and its consolidated subsidiaries audited by Gumbiner Savitt Inc. included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(s) MD&A. The section titled “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as subsequently updated by the sections titled “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, and June 30, 2020, which are, in each case, incorporated by reference into the Disclosure Package and the Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”) and (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies.

(t) Incorporation and Good Standing of the Company and its Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company has no significant subsidiaries (as defined in Rule 1-02 (w) of Regulation S-X of the Exchange Act) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than a subsidiary formed under the laws of Hong Kong which it considers to be insignificant as it has not engaged in any meaningful business or other transaction as of the date of this Agreement.

(u) Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

(v) Adverse Events. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Change, since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus, and, with respect to (ii), (iii) and (iv) below, except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to employee benefit plans, qualified stock option plans or other equity compensation plans or arrangements existing on the date hereof, which are disclosed in the Disclosure Package and the Final Prospectus (the “Specified Equity Plans”), and other issuances and grants, which are disclosed in the Disclosure Package and the Final Prospectus, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its share capital, and, except as disclosed in the Disclosure Package and the Final Prospectus, since such date, there has not been any change in the share capital (other than pursuant to the Specified Equity Plans), long-term debt, net current assets or short-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole.

(w) Title. The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, that are material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries, that are material to the business of the Company, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(x) Material Contracts. There are no contracts or other documents required to be described in the Disclosure Package and the Final Prospectus, or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Registration Statement, in the Disclosure Package and the Final Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(y) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in all material respects in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Final Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(z) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its charter or by-laws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it is bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. With the exception of the approval of The Nasdaq Stock Market, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

(aa) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Final Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent.

(bb) All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, other than those the failure to possess or own would not result in a Material Adverse Change, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(cc) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income, property and franchise tax returns and has paid all taxes required to be paid and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(o) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(dd) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a material loss to the Company, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan that is required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act.

(ff) Insurance. Except as otherwise described in the Prospectus, the Company is insured in such amounts and covering such risks as are generally deemed prudent and customary for the business for which it is engaged. Within the past three years, no insurance policy of the Company has been cancelled by action of the insurance company issuing such policy. The Company carries officer and director insurance with a coverage level in excess of $5,000,000 for all claims, on a claims made basis.

(gg) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) No Integration. The Company has not offered or sold any securities the offer or sale of which would be integrated into the Offering.

(ii) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Disclosure Package and the Final Prospectus which have not been described as required.

(jj) No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s actual knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(kk) Compliance with Environmental Laws. Except as otherwise described in the Disclosure Package and the Final Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company is not in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; and (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(ll) Intellectual Property. Except as otherwise described in the Disclosure Package and the Final Prospectus, the Company owns or has adequate rights to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) sufficient to conduct its business as currently conducted, and described in the Prospectus, except to the extent that the failure to own or possess rights to use such Intellectual Property Right or Intellectual Property Assets would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has not received written notice of any challenge, which is to its knowledge still pending, by any person to the rights of the Company with respect to any Intellectual Property Rights or Intellectual Property Assets. To the knowledge of the Company, the Company business as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person where such infringement, misappropriation or violation would reasonably be expected to result in a Material Adverse Change. Except as described in the Disclosure Package and the Final Prospectus, no claim has been made in writing to the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person, in each case the loss of which patent, trademark, service mark, trade name, copyright, trade secret, license or intellectual property right or franchise right would reasonably be expected to result in a Material Adverse Change. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements except to the extent the failure to take such steps would not reasonably be expected to result in a Material Adverse Change.

(mm) Brokers. Other than the Underwriter, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(nn) No Outstanding Loans or Other Indebtedness. Except as described in the Disclosure Package and the Final Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(oo) No Reliance. The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(pp) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(qq) Lock-Up Agreements. The Company has received copies of the executed Lock-Up Agreements, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”) executed by each person listed on Schedule III hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(rr) Nasdaq Approval; FINRA. The Securities have been approved for inclusion, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Capital Market. Except as previously disclosed to counsel for the Underwriter or as set forth in the Disclosure Package and the Final Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the filing date of the Final Prospectus.

(ss) Employment Discrimination. The Company is not in violation of and has not received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Change.

(tt) US-FCPA. Neither the Company nor any of its subsidiaries (including non-material subsidiaries), nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries(including non-material subsidiaries), has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the Organization for Economic Co-operation and Development Convention on Bribery of Foreign Public Officials in International Business Transactions and the rules and regulations thereunder and any other similar foreign or domestic law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies and procedures designed to ensure continued compliance with the laws and regulations referenced in clause (iii) of this paragraph.

(uu) Money Laundering. The operations of the Company and its subsidiaries (including non-material subsidiaries) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) OFAC. Neither the Company nor any of its subsidiaries (including non-material subsidiaries) nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries(including non-material subsidiaries) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,250,000 Firm Shares to the Underwriter, and the Underwriter agrees to purchase the Firm Shares.

In addition, the Company grants to the Underwriter an option to purchase up to 337,500 additional Option Shares. Such option is exercisable, in whole or in part, from time to time, in the event that the Underwriter sells more shares of Common Stock than the number of Firm Shares in the Offering during the 20 days after the date of this Agreement.

The purchase price per share to be paid by the Underwriter to the Company for the Firm Shares and any Option Shares will be $2.00 per share (the “Purchase Price”).

The Company is advised by the Underwriter that the Underwriter intends (i) to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the Underwriter’s judgment is advisable and (ii) initially offer the Securities upon the terms set forth in the Disclosure Package and the Final Prospectus. The Underwriter may from time to time increase or descrease the public offering price to such extent as the Underwriter may determine.

The Company will deliver the Firm Shares to the Underwriter through the facilities of The Depository Trust Company or, at the election of the Underwriter, in the form of definitive certificates, in each case, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 (Noon), New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds payable to the order of the Company for the Securities sold by the Company, all at the offices of the Underwriter or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriter and the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 a.m., New York time, on August ____, 2020, or such other time and date as the Company and the Underwriter may agree upon in writing (the “Initial Delivery Date”). The Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement between the Company and the Underwriter.

The option granted herein will expire 20 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and if certificated, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Underwriter, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time Option Shares are delivered is sometimes referred to as an “Option Share Delivery Date”, and the Initial Delivery Date and any Option Share Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Shares by the Company and payment for the Option Shares by the Underwriter shall be made at 10:00 a.m., New York time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On each Option Share Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to the Underwriter against payment by the Underwriter of the respective aggregate purchase price of the Option Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter. The Company shall deliver the Option Shares through the facilities of The Depository Trust Company, unless the Underwriter shall otherwise instruct.

The time and date of such payment and delivery for the Firm Shares and for each delivery of the Option Shares are herein referred to as the “Closing Date”.

4.	Further Agreements Of The Company. The Company agrees with the Underwriter:

(a)       To prepare a Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriter and file such Rule 462(b) Registration Statement with the Commission by 10:00 p.m., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Underwriter immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the Disclosure Package or to the Prospectus to which the Underwriter shall reasonably object by notice to the Company after a reasonable period to review; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)       The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Underwriter has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule I hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)       If at any time prior to the expiration of nine (9) months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Underwriter thereof and upon its request will prepare an appropriate amendment or supplement or upon its request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Underwriter which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of such amendment or supplement. In case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities nine (9) months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to the Underwriter as many copies as the Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d)       If the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package so that the Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with law.

(e)       If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)       For so long as delivery of a prospectus by the Underwriter or a dealer may be required under the Securities Act, to deliver promptly to the Underwriter in New York City such number of the following documents as the Underwriter shall reasonably request: (i) any Issuer Free Writing Prospectus, (ii) the Prospectus (the delivery of the documents referred to in clauses (i) and (ii) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (iii) conformed copies of any amendment to the Registration Statement (excluding exhibits), (iv) any amendment or supplement to the Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (iii) and (iv) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the date of such amendment or supplement), and (v) any document incorporated by reference in the Disclosure Package or the Final Prospectus (excluding exhibits thereto) after the date hereof (the delivery of the documents referred to in clause (v) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the date of such document); provided that filing with the Commission on EDGAR of any document specified in Section 4(f)(iii) or (v) shall constitute delivery to the Underwriter.

(g)       To make generally available to its shareholders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(h)       To take promptly from time to time such actions as may be required, or as the Underwriter may reasonably request, to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as may be required, or as the Underwriter may designate, and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(i)       That the Company will not, for a period of ninety (90) days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of the Underwriter, directly or indirectly (a) offer, announce the intention to sell, sell, assign, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (b) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (i) the Company’s sale of the Securities hereunder, (ii) the issuance of Common Stock or options pursuant to any of the Company’s equity incentive plans, (iii) the issuance of Common Stock upon exercise of outstanding options or warrants, (iv) the issuance of securities in connection with acquisitions or similar transactions, (v) the Company’s issuance of a warrant to a lender in connection with a debt financing, (vi) Common Stock purchased in the public market after the date hereof or (vii) shares issued to clirSPV LLC pursuant to the purchase rights described in the “Underwriting” Section of the Prospectus. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. The Company will cause each person listed in Schedule III to furnish to the Underwriter, on or prior to the date hereof, the Lock-Up Agreement substantially in the form of Exhibit A hereto. The Company also agrees that during such period, other than for the sale of the Securities hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.

(j)       To supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or the Registration Statement, or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(k)       Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior written consent of the Underwriter, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(l) Until the Underwriter shall have notified the Company of the completion of the resale of the Securities, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock, or attempt to induce any person to purchase any Common Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Common Stock.

(m) To at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 in effect from time to time.

(n) To maintain, at its expense, a registrar and transfer agent for the Common Stock.

(o) To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter. The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder. The Company shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(p) To list, subject to official notice of issuance, the Securities, and to maintain the listing of the Common Stock, on The Nasdaq Capital Market.

(q) To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(r) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(s) To file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(t) To furnish, at its expense, to the Underwriter and counsel for the Underwriter copies of the Registration Statement, and to the Underwriter and any dealer the Disclosure Package, the Prospectus, and all amendments and supplements to such documents, in each case as soon as practicable once available and in such quantities as the Underwriter from time to time reasonably request.

5.	Payment of Expenses. The Company agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all expenses related to: (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities, if any; (b) the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements, and all amendments, schedules and exhibits thereto), any preliminary prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including the financial statements, and all amendments, schedules and exhibits thereto), any preliminary prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the listing of the Securities on The Nasdaq Capital Market and/or any other exchange; (f) the qualification of the Securities for offer and sale under the securities laws of the several jurisdictions as provided in Section 4(h) (including filing fees); (g) all fees and expenses of any transfer agent or registrar; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement. Regardless of whether the Offering is consummated, the Company agrees to reimburse the Underwriter for its costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement through payment of $35,000 on a non-accountable basis with such payment to be made at the Initial Delivery Date by deduction from the proceeds of the Offering.

6.	Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and as of the Time of Sale and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Registration Statement shall be effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)       The Registration Statement, when it became effective, or any amendment or supplement thereto, as of the date of such amendment or supplement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of material fact or omits to state any material fact and is required to be stated therein or is necessary in order to make the statements therein, in the light of the circumstances in which they were made at such time, not misleading.

(c)       All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Common Stock, the Registration Statement, the Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Underwriter and counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)       Mitchell Silberberg & Knupp LLP shall have furnished to the Underwriter such counsel’s written opinion and a negative assurance letter, as counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and its counsel. Notwithstanding the foregoing, if the Closing Date is in respect of the sale and delivery of Option Shares, then Mitchell Silberberg & Knupp LLP alternatively may deliver bring down letters of their opinion and negative assurance letter delivered at the Closing Date of the Firm Shares, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(e)       Hillis Clark Martin & Peterson P.S. shall have furnished to the Underwriter such counsel’s written opinion, as Washington counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and its counsel. Notwithstanding the foregoing, if the Closing Date is in respect of the sale and delivery of Option Shares, then Hillis Clark Martin & Peterson P.S. alternatively may deliver a bring down letter of their opinion delivered at the Closing Date of the Firm Shares, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(f)       At the time of the execution of this Agreement, the Underwriter shall have received from Gumbiner Savitt Inc., a letter, addressed to the Underwriter, executed and dated such date, in form and substance satisfactory to the Underwriter (i) confirming that it is an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to the Underwriter, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. Notwithstanding the foregoing, if the Closing Date is in respect of the sale and delivery of Option Shares, then Gumbiner Savitt Inc. shall deliver a bring down letter of their comfort letter delivered at the Closing Date of the Firm Shares.

(g)       On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date, the Underwriter shall have received a letter (the “bring-down letter”) from Gumbiner Savitt Inc. addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to the Underwriter, with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to Section 6(f) and, for the avoidance of doubt, including the Final Prospectus.

(h)       The Company shall have furnished to the Underwriter a certificate, in form and substance satisfactory to the Underwriter, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Disclosure Package, any Permitted Free Writing Prospectus and the Final Prospectus, (ii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change or a prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company taken as a whole, except as set forth in the Final Prospectus; and (iv) no stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(i)       The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Chief Financial Officer, substantially in form and substance satisfactory to the Underwriter.

(j)       Since the date of the latest audited financial statements included in the Disclosure Package or incorporated by reference in the Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(j), is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.

(k)       No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l)       Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Capital Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a Material Adverse Change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(m)       If required, The Nasdaq Capital Market shall have approved the Securities for listing thereon, subject only to official notice of issuance.

(n)       The Underwriter shall have received satisfactory evidence dated not more than three business days prior to the Closing Date of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(o)       The Underwriter shall have received the written Lock-Up Agreements, substantially in the form of Exhibit A hereto, of the persons listed in Schedule III to this Agreement.

(p)       On or prior to the Closing Date, the Company shall have furnished to the Underwriter such further certificates, evidence and documents as the Underwriter may reasonably request.

All opinions, letters, evidence, documents and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter.

7.	Indemnification and Contribution.

(a)       The Company shall indemnify and hold harmless:

the Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17).

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)       The Underwriter shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)       Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7, except to the extent the indemnifying party has been materially prejudiced by such failure. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriter in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 7(a) or 7(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)       If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Underwriter by or on behalf of the Underwriter for use in the Disclosure Package, Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information as defined in Section 17.

(e)       The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to subsection (d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in subsection (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities, less the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.	Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(k), 6(l) or 6(m) have occurred or if the Underwriter shall decline to purchase the Securities for any reason permitted under Section 6 of this Agreement.

9.	Reimbursement of Underwriter’s Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Securities for delivery to the Underwriter for any reason not permitted under this Agreement, (c) the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriter for the fees and expenses of Underwriter’s outside counsel and for such other out-of-pocket expenses, up to a total of $35,000, as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, travel and lodging expenses of the Underwriter, and upon demand the Company shall pay the full amount thereof to the Underwriter.

10.	[Intentionally omitted]

11.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)        the Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b)        the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)        it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)        it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.	Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature, and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.	Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any person controlling either of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 20, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times, subject to all applicable statutes of limitations.

14.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(f)       if to the Underwriter, shall be delivered or sent by mail, over-night courier service or electronic or facsimile transmission to National Securities Corporation, 200 Vesey Street, 25th Floor, New York, NY 10281; Attention Jonathan C. Rich; Facsimile: (212) 380-2819; E-mail: jrich@nationalsecuriteisib.com, with a copy (which will not constitute notice) to K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202; Attention: Mark R. Busch, Esq., Facsimile: (704) 331-7598; E-mail: mark.busch@klgates.com.

(g)       if to the Company shall be delivered or sent by mail, over-night courier service or electronic or facsimile transmission to ClearSign Technologies Corporation, 12870 Interurban Avenue South, Seattle, Washington 98168; Attention: Colin James Deller; Facsimile: (206) 673-4848; E-mail: jim.deller@clearsign.com, with a copy (which will not constitute notice) to Mitchell Silberberg & Knupp LLP, 2049 Century Park East, 18th Floor, Los Angeles, California 90067, Attention: Nimish Patel, Esq.; Facsimile: (310) 312-3100; Email: nxp@msk.com.

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

15.	Definition of Certain Terms. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.	Underwriter’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the Prospectus Supplement: the fourth paragraph of the Section of the Prospectus Supplement entitled “Underwriting” with respect to the public offering of the Securities and the paragraphs under the sub-headings “Price Stabilization, Short Positions and Penalty Bids,” and “Electronic Distribution” of the Section of the Prospectus Supplement entitled “Underwriting” with respect to the public offering of the Securities.

18.	Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.	General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

20.	Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
	Name:	Colin James Deller
	Title:	Chief Executive Officer

Accepted as of
the date first above written:
NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
	Name:	Jonathan C. Rich
	Title:	EVP – Head of Investment Banking

SCHEDULE I

General Use Free Writing Prospectuses

None.

SCHEDULE II

Pricing and Other Information

Number of Firm Shares Offered by the Company: 2,250,000

Number of Option Shares Offered by the Company: 337,500

Public Offering Price per Share: $2.00

Underwriting Discounts and Commissions per Share: $0.12

Estimated Net Proceeds to the Company, before Expenses: $4,230,000

SCHEDULE III

Persons Executing Lock-Up Agreements

Robert T. Hoffman Sr.

Susanne L. Meline

Bruce A. Pate

Colin James Deller

Brian G. Fike

clirSPV LLC

EXHIBIT A

Form of Lock-Up Agreement

Lock-Up Agreement

Name

August __, 2020

National Securities Corporation

200 Vesey Street, 25th Floor

New York, NY 10281

Re:	ClearSign Technologies Corporation

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between ClearSign Technologies Corporation, a Washington corporation (the “Company”) and National Securities Corporation (“NSC” or the “Underwriter”), and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Offering”).

In order to induce you to enter into the Underwriting Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the final prospectus used to sell the Common Stock in the Offering pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of NSC, directly or indirectly, (i) offer, announce the intention to sell, sell, assign, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic consequences of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s securities or with respect to any security that includes, relates to, or derives any significant part of its value from such undersigned’s securities.

The restrictions set forth in the immediately two preceding paragraphs shall not apply to:

(1)       if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value, and

(4)       (a) the acquisition or exercise of any stock option issued pursuant to any of the Company’s existing equity incentive plans or the exercise of any outstanding warrants, including any exercise effected by delivery of shares of Common Stock held by the undersigned and including any sale of shares of Common Stock made in order to satisfy tax obligations in respect of the exercise of such stock options or warrants, provided that the foregoing restrictions shall apply to any of the undersigned’s securities issued upon such exercise; and (b) any sale of shares of Common Stock pursuant to a 10b(5)-1 plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended, that is established before the date hereof;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to NSC, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to NSC, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, or in the case of any transfer pursuant to clause (4) above, such transfer is being made in connection with the acquisition or exercise of stock options pursuant to the Company's existing equity incentive plans. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned (or any relationship by blood, marriage or adoption, not more remote than first cousin); and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

Additionally, the restrictions set forth in the second and third paragraphs of this Agreement will not apply to shares of Common Stock purchased by the undersigned in the public securities markets after the date of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock except in compliance with this Agreement.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures against such securities during the Lock-Up Period (as the same may be extended as described above) except in compliance with this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement, that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement, and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall terminate as of the earlier of: (i) the expiration of the Lock-up Period, as such period may be extended pursuant to and in accordance with the terms hereof, (ii) September 15, 2020, if the Offering has not been consummated by such date, or (iii) the Company notifies the Underwriter in writing that it does not intend to proceed to consummate the Offering.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions. The undersigned further understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address: